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                                                                    Exhibit 10.7

                             DEMAND PROMISSORY NOTE

San Luis Obispo, California                            Principal Amount: $50,000

                                                                   July 25, 1999



FOR VALUE RECEIVED Gary Player Direct, Inc., a Delaware corporation, having an address of 710 Aerovista, Suite B, San Luis Obispo, California 93455 ("BORROWER"), unconditionally promises to pay to John Martin Kealy, or registered assigns, ("LENDER") Fifty Thousand Dollars ($50,000) together with interest thereon at a rate of 10% per annum from the date hereof.

1. Payments; Maturity Date. The principal and interest of this Note shall be payable on demand (the "MATURITY DATE"). All payments shall be sent to Lender's address, or such address as later specified by Lender or any successor in writing to Borrower.

2. Prepayment. Borrower may prepay any amounts due hereunder without penalty or premium.

3. Application of Payment. All payments made under this Note shall be applied first against payment of interest accrued to the date of any payment and then against principal due.

4. Costs of Collection. Borrower shall pay all costs of collection of Lender, together with reasonable attorney's fees and costs, to enforce this
Note in the event of a default whether or not a suit is brought. Borrower waives demand, protest and notice of maturity and non-payment, and all requirements necessary to hold Borrower liable hereunder.


5. Additional Consideration: As additional consideration, Borrower shall issue to Lender Fifty Thousand (50,000) shares of Borrower's Common Stock.

6. Miscellaneous. This Note shall be governed by, and construed in accordance with, the laws of the State of California.



                                          BORROWER:
                                          Gary Player Direct, Inc.



                                          By: /s/ Alfonso J. Cervantes
                                              ----------------------------------
                                              Alfonso J. Cervantes, President